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                                                                       EXHIBIT F


                                 AMENDMENT NO. 1
                                       TO
                                PLEDGE AGREEMENT

       This Amendment No. 1 (this "Amendment") to Pledge Agreement, dated as of May 7, 1999 (the "Pledge Agreement"), is entered into as of the 10th day of July, 2000 between The Goldman Sachs Group, Inc. ("GS Inc.") and the individual whose name appears at the end of this Amendment ("Pledgor").

       1. GS Inc. and the Pledgor agree that Section 1(b) of the Pledge Agreement shall be amended from and after July 14, 2000, to add a new last sentence as follows:

       On July 14, 2000, there shall be released from the pledge created hereby, such number of Pledged Shares such that the number of Pledged Shares that remain pledged under this Agreement after such date shall be equal to the amount of Liquidated Damages divided by $75. Any Pledged Shares so released from the pledge hereunder will remain subject to the Restrictions.

       2. Except as provided in Section 1, the Pledge Agreement shall remain in full force and effect and shall not be effected by this Amendment.

       3. Capitalized terms that are used herein without definition shall have the meaning ascribed thereto in the Pledge Agreement.

       4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND SHALL BE SUBJECT TO THE PROVISIONS OF SECTIONS 9, 10 AND 11 OF THE NONCOMPETITION AGREEMENT.


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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                     THE GOLDMAN SACHS GROUP, INC.

                                     By:
                                        -------------------------------

                                     [Name of PLP]

                                     By:
                                        -------------------------------
                                              Attorney-in-Fact